Exhibit 23


       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





Board of Trustees
U S National Bank Noncollectively-Bargained
 Employees 401(k) Plan
Johnstown, Pennsylvania

     We hereby consent to the inclusion in Form 11-K of our report dated May 21, 2001 relating to the statements of net assets available for benefits of the U S National Bank Noncollectively-Bargained Employees 401(k) Plan as of
December 31, 2000 and 1999, and the related statements of changes in net assets available for benefits for the three years ended December 31, 2000.






Barnes Saly & Company

Johnstown, Pennsylvania
June 26, 2001